UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2015

MURPHY OIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-8590	71-0361522
(State or other jurisdiction of incorporation	(Commission File Number)	(I.R.S. Employer Identification No.

200 Peach Street
P.O. Box 7000, El Dorado, Arkansas	71730-7000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 870-862-6411

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 19, 2015, Murphy Oil Corporation (the “Company”) entered into an agreement with Wells Fargo Bank, National Association, to effect a variable term, capped accelerated share repurchase transaction (the “ASR”) to repurchase an aggregate $250 million of the Company’s common stock.  The Company will repurchase shares under the ASR as part of the board authorized program to repurchase up to $500 million of the Company’s stock as previously announced on August 6, 2014.

A full text of a news release announcing the ASR is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits

	(d)	Exhibit
	99.1	A news release dated May 20, 2015 announcing an ASR is attached hereto as Exhibit 99.1.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY OIL CORPORATION

By:	/s/ Keith Caldwell
Keith Caldwell
Senior Vice President and Controller

Date:  May 20, 2015

Exhibit Index

Exhibit No.	Description
99.1	News release dated May 20, 2015, as issued by Murphy Oil Corporation.